  SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2000

WILLAMETTE INDUSTRIES, INC.
(Exact Name of registrant specified in its charter)

Oregon (State or other Jurisdiction of Incorporation)	1-12545 (Commission File Number)	93-0312940 (I.R.S. employer Identification No.)

 1300 S.W. Fifth Avenue, Suite 3800
Portland, Oregon 97201
(Address of principal executive offices)
Registrant’s telephone number: (503) 227-5581

Item 9.	Regulation FD Disclosure

Willamette Industries, Inc. (“Willamette”) is furnishing this report on Form 8-K pursuant to Regulation FD in connection with the planned disclosure of information at a series of meetings with analysts and investors on November 27 through November 29, 2000.

The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information in this report (including the exhibit) contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding future events and the future performance of Willamette that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, the effect of general economic conditions; the level of new housing starts and remodeling activity; the availability and terms of financing for construction; competitive factors, including price pressures; the cost and availability of wood fiber; the effect of natural disasters on Willamette’s timberlands; construction delays; risk of nonperformance by third parties; and the impact of environmental regulations and other costs associated with complying with such regulations. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope or similar expressions. We refer you to the documents that Willamette files from time to time with the Securities and Exchange Commission, such as Willamette’s Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in the information in this report (including the exhibit). All monetary references are in US dollars and based on current exchange rates.

Willamette does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in Willamette’s expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

Exhibit 99.1 Information to be disclosed at a series of meetings with analysts and investors on November 27 through November 29, 2000

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE INDUSTRIES, INC.
(Registrant)

By:	/s/ GREG HAWLEY
Name:	Greg Hawley
Title:	Executive Vice President and Chief Financial Officer

November 27, 2000

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Information to be disclosed at a series of meetings with analysts and investors on November 27 through November 29, 2000.